Exhibit 10.1

FIRST AMENDMENT TO EXECUTIVE EMPLOYMENT AGREEMENT

THIS FIRST AMENDMENT TO EXECUTIVE EMPLOYMENT AGREEMENT (the “Amendment”) is entered into by and between ONCOSEC MEDICAL INCORPORATED (the “Company”) and DANIEL J. O’CONNOR (the “Executive”), effective as of the date of execution.

WHEREAS, the Company and the Executive have entered into an executive employment agreement dated November 7, 2017 (the “Agreement”); and

WHEREAS, the Company and Executive desire to amend the Agreement to increase the term of Executive’s employment pursuant to the terms and conditions contained in the Agreement;

NOW, THEREFORE, the Company and Executive agree as follows:

The Agreement is hereby amended by deleting the first sentence of Section III.A and replacing it with the following:

“A. Initial Term and Renewal. Effective as of April 15, 2020, the initial term of this Agreement shall be for a period of two (2) years commencing on the Commencement Date (the “Initial Term”) and, commencing at the end of the Initial Term, shall be extended automatically for successive one (1) year periods (the Initial Term and any extensions being collectively referred to as the “Employment Term”), unless terminated earlier pursuant to the provisions of Section IV or V below.”

Except as modified by this Amendment, the Agreement remains in full force and effect. This Amendment and the Agreement, as previously amended, when construed together, constitute the entire agreement of the parties with respect to the matters addressed herein.

(Signature on following page)

EXECUTED on the 15th day of April, 2020.

EXECUTIVE:	ONCOSEC MEDICAL INCORPORATED

/s/ Daniel J. O’Connor	/s/ Dr. Avtar Dhillon
Daniel J. O’Connor	Dr. Avtar Dhillon
Chairman of the Board of Directors

- 2 -